Exhibit 99.1

433 Plaza Real
Suite 275
Boca Raton, Florida
33432

Poly Shield Technologies Inc. announces ticker symbol change to “SHPR”.

August 17, 2012

Boca Raton, Florida – Poly Shield Technologies Inc., formerly “GlobeTrac Inc.” (GBTR) (the “Company”) announces that effective August 20, 2012 the Company’s ticker symbol will change to “SHPR”.

On July 11, 2012, the Company changed its name from “Globetrac Inc.” to “Poly Shield Technologies Inc.” (the “Name Change”) and effected a consolidation of its issued and outstanding common stock on a one-for-three basis (the “Reverse Split”), without decreasing its authorized capital.

In conjunction with the Name Change and Reverse Split, the Company also applied for a new ticker symbol. Effective August 20, 2012, the Company’s common stock, which is currently traded under the ticker symbol “GBTR” on the OTCQB market, will begin trading under the new ticker symbol “SHPR”.

Outstanding stock certificates representing shares of the Company’s common stock will not be affected by the ticker symbol change and will not need not be exchanged.

On Behalf of the Board of Directors

“Mitch Miller”

Mitchell Miller
Director, President,  and C.E.O

Email: info@globetrac.com

1-800-648-4287

Forward Looking Statements

This press release contains forward-looking. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as "expects," “intends”, "estimates," "projects," "anticipates," "believes," "could," and other similar words.  All statements addressing product performance, events, or developments that Poly Shield Technologies Inc. expects or anticipates will occur in the future are forward-looking statements.  Because the statements are forward-looking, they should be evaluated in light of important risk factors and uncertainties.  Should one or more of these risks or uncertainties materialize, or should any of Poly Shield Technologies Inc.’s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated.  In addition, undue reliance should not be placed on Poly Shield Technologies Inc.’s forward-looking statements. Except as required by law, Poly Shield Technologies Inc. disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release.  There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements.   No stock exchange has reviewed nor accepts responsibility for the adequacy or accuracy of this release.

SOURCE Poly Shield Technologies Inc.